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                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE

$10,000,000                                                      January 8, 2003

         FOR VALUE RECEIVED, CENTRAL PARKING CORPORATION, a Tennessee corporation (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A. and its successors and assigns (the "Bank"), on or before the last day of the applicable Interest Period in the case of an advance bearing interest based on the Eurodollar Rate, or the maturity date of the applicable advance mutually agreed upon by the Borrower and the Bank in the case of an advance bearing interest based on the Base Rate, but not in any event later than the earliest to occur of (i) March 31, 2003 or (ii) the date of any termination, replacement or refinancing of the Credit Agreement (the "Maturity Date") at its offices at 414 Union Street, Nashville, Tennessee 37239 (or such other offices as the Bank may direct) in immediately available funds TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount of all advances made to the Borrower pursuant to this Note, together with interest thereon as hereinafter set forth.

1.       ADVANCES; CONDITIONS TO LOANS AND INTEREST RATES.

         During the term of this Note, subject to the terms and conditions hereof, the Borrower shall request advances hereunder in the manner set forth for Revolving Loans in Section 2.1(b)(i) of the Credit Agreement (except that requests shall be made to the Bank rather than to the Administrative Agent under the Credit Agreement as literally provided therein).

         The making of any advance hereunder shall be subject to satisfaction of the each of the following conditions: (a) the Bank must receive the following from the Borrower in form satisfactory to the Bank (i) the enclosed duplicate of this Note duly executed and delivered on behalf of the Borrower and each Guarantor; (ii) on or prior to January 29, 2003, a certified borrowing resolution or other evidence of the Borrower's authority to borrow and each Guarantors' authority to guarantee; (iii) a certificate of incumbency; and (iv) such other documents and certificates as the Lender may reasonably request and
(b) each of the conditions under Section 5.2 of the Credit Agreement. The Borrower acknowledges and agrees that each request for and acceptance of any such advance shall be deemed confirmation by the Borrower that each of the foregoing conditions have been satisfied.

         At the option of the Borrower, advances hereunder shall bear interest at a rate per annum equal to (i) the Eurodollar Rate plus 0.875%; or (ii) the Base Rate, and shall be on the same basis and terms, as provided for Revolving Loans under Sections 2 and 3 of the Credit Agreement, all of which are incorporated herein by reference.

2.       FEES AND EXPENSES.

         The Borrower promises to pay the reasonable costs and expenses of the Bank, including the reasonable fees and disbursements of counsel, in connection with the preparation, execution and establishment of the line of credit evidenced by this Note.


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3.       PAYMENTS AND PREPAYMENTS.

         The aggregate principal amount of all advances hereunder, together with all accured and unpaid interest thereon, shall be paid in full by the Borrower on the Maturity date. All payments of principal, interest and fees shall be made in U.S. dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind at the offices of the Bank at 414 Union Street, Nashville, Tennessee 37239, or such other offices as the Bank may direct. The Borrower may make voluntary prepayments hereunder at any time in any amount without penalty or premium (other than break-funding indemnity payments which may be owing in connection therewith). Amounts repaid on the advances hereunder may be reborrowed in accordance with the terms and conditions hereof.

4.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

         The representations and warranties contained in Section 6 of the Credit Agreement as in effect on the date hereof (the "Incorporated Representations") and the affirmative and negative covenants contained in Sections 7 (other than Section 7.9(a) and (c)) and 8, respectively, of the Credit Agreement as in effect on the date hereof (the "Incorporated Covenants") are incorporated herein by reference with the same effect as if stated at length. The Borrower represents and warrants to the Bank that the Incorporated Representations are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date) and covenant and agree that the Incorporated Covenants shall be as binding on the Borrower as if set forth fully herein, provided that (i) the Incorporated Representations and the Incorporated Covenants shall run in favor of the Bank hereunder (rather than the Administrative Agent and the Lenders under the Credit Agreement as literally provided in the Credit Agreement), (ii) in the event of the amendment or modification of any of the representations and warranties contained in Section 6 of the Credit Agreement or any of the affirmative or negative covenants contained in Sections 7 and 8 of the Credit Agreement, the Incorporated Representations and the Incorporated Covenants shall be as in effect immediately prior to such amendment or modification, unless the Bank consents to such amendment or modification of the terms hereof, and (iii) in the event that the Credit Agreement shall be refinanced, repaid, terminated or replaced by another credit agreement, the Incorporated Representations and the Incorporated Covenants shall be as in effect immediately prior to such refinancing or replacement.

5.       GUARANTY.

         (a) THE GUARANTY. Each of the Guarantors hereby jointly and severally guarantees to the Lender, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.


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         Notwithstanding any provision to the contrary contained herein, the obligations of each Guarantor under this Note shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

         (b) OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under Section 5(a) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Note, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this subsection (b) that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 5 until such time as the Obligations have been paid in full and the Commitment has expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

         (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

         (ii) any of the acts mentioned in any of the provisions of the Note, or any other agreement or instrument referred to in this Note shall be done or omitted;

         (iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under this Note, or any other agreement or instrument referred to in this Note shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; or

         (iv) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

         With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against any Person under this Note, or any other agreement or instrument referred to in this Note, or against any other Person under any other guarantee of, or security for, any of the Obligations.

         (c)      REINSTATEMENT. The obligations of the Guarantors under this
Section 5 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or


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otherwise, and each Guarantor agrees that it will indemnify the Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         (d) CERTAIN ADDITIONAL WAIVERS. Without limiting the generality of the provisions of this Section 5, each Guarantor hereby agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 5(b) and through the exercise of rights of contribution pursuant to Section 5(f).

         (e) REMEDIES. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Lender, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 5 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 5) for purposes of
Section 5(a) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 5(a).

         (f) RIGHTS OF CONTRIBUTION. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 5(f) shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full and the Commitment has expired or terminated, and none of the Guarantors shall exercise any right or remedy under this Section 5(f) against any other Guarantor until such Obligations have been paid in full and the Commitment has expired or terminated. For purposes of this Section 5(f), (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (b) "Ratable Share" shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Borrower and the Guarantors (the "Loan Parties") exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which



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the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment; and
(d) "Guaranteed Obligations" shall mean the Obligations guaranteed by the Guarantors pursuant to this Section 5. This Section 5(f) shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under any law against the Borrower in respect of any payment of Guaranteed Obligations.

         (g) GUARANTEE OF PAYMENT; CONTINUING GUARANTEE. The guarantee in this Section 5 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

5.       EVENTS OF DEFAULT; ACCELERATION.

         Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, in the case of a Bankruptcy Event of the Borrower or any of its Subsidiaries, become immediately due and payable and the commitments hereunder, if any, shall be immediately terminated, without presentment, demand, protest or notice of any kind, all of which are waived by the Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

6.       DEFINITIONS.

         Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement. As used herein:

                  "Commitment" means the commitment of the Bank to make advances of Loans in an aggregate principal amount at any time outstanding of up to $10,000,000.

                  "Credit Agreement" means that certain Credit Agreement dated as of March 19, 1999 (as amended, modified and restated from time to time) among Central Parking Corporation, Central Parking System, Inc., Central Parking System Realty, Inc., Central Parking System of Massachusetts, Inc., CPC Finance of Tennessee, Inc., Kenney System of Sudbury St., Inc., and Allright Holdings, Inc., the guarantors identified therein, the lenders identified therein and NationsBank, N.A., a national banking association now known as Bank of America, N.A., as Agent (as in effect on the date hereof regardless whether such Credit Agreement may have been terminated or amounts owing thereunder repaid).


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                  "Events of Default" means any of (i) the failure to make any payment of principal of any advance hereunder when due, (ii) the failure to make any payment of interest on any advance hereunder or of fees hereunder within three days after the date when due, (iii) the failure to observe any covenants contained herein, (iv) any representation or warranty made by the Borrower hereunder shall prove untrue in any material respect, (v) (A) the guaranty given by any Person in respect of the advances hereunder (each a "Guarantor") or any provision thereof shall cease to be in full force and effect, (B) any Guarantor or any Person acting by or on behalf of a Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty or
         (C) any Guarantor shall fail to perform or observe any term, covenant or agreement under such guaranty, and (vi) the occurrence of an Event of Default (as defined in the Credit Agreement) under the Credit Agreement.

                  "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of the Borrower arising under this Note or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Guarantor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

7.       MISCELLANEOUS.

         The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the Borrower to pay amounts evidenced hereby.

         In the event of any conflict between any provision of this Note and the provisions of the Credit Agreement incorporated herein, the terms of this Note shall control.

         Whether or not the transactions contemplated hereby are consummated, the Borrower and each Guarantor shall indemnify and hold harmless the Bank, its affiliates, and their respective directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including fees, disbursements and expenses of counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of this Note or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) the Commitment or any Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties,


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claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall have any liability for any indirect or consequential damages relating to this Note or arising out of its activities in connection herewith or therewith. The agreements in this paragraph shall survive the replacement of the Bank, the termination of the Commitment and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this paragraph shall be payable within ten Business Days after demand therefor.

         This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. All notices given pursuant to this Note shall be made as provided in Section 11.1 of the Credit Agreement; provided that the notice address for the Bank is 414 Union Street, Nashville, Tennessee 37239 or such other offices as the Bank may direct.

         IN WITNESS WHEREOF, the Borrower and each of the Guarantors has caused this Note to be duly executed as of the date first above written.

BORROWER:
CENTRAL PARKING CORPORATION



By: /s/ HIRAM A. COX
----------------------------------
Name:   Hiram A. Cox
Title:  Chief Financial Officer

                           [signature pages continue]


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GUARANTORS:

CENTRAL PARKING CORPORATION
a Tennessee corporation
CENTRAL PARKING SYSTEM, INC.,
a Tennessee corporation
CENTRAL PARKING SYSTEM REALTY
OF NEW YORK, INC.,
a Tennessee corporation
CENTRAL PARKING SYSTEM OF TEXAS, INC.,
a Texas corporation
CENTRAL PARKING SYSTEM OF FLORIDA, INC., a Tennessee corporation
CENTRAL PARKING SYSTEM OF NEW YORK, INC., a Tennessee corporation
CENTRAL PARKING SYSTEM OF NEW JERSEY, INC.,
(formerly Square Plus Operating of New Jersey, Inc.), a New Jersey corporation
CENTRAL PARKING SYSTEM OF TENNESSEE, INC., a Tennessee corporation



By: /s/ HIRAM A. COX
   -----------------------------------------
Name:    Hiram A. Cox
Title:   Chief Financial Officer
         of each of the foregoing Guarantors


                           [signature pages continue]


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CENTRAL PARKING SYSTEM OF GEORGIA, INC.,
a Tennessee corporation
DIPLOMAT PARKING CORPORATION,
a District of Columbia corporation
KINNEY PARKING, INC.,
a Delaware corporation
KINNEY SYSTEM, INC.,
a Delaware corporation
KINNEY PARKING SYSTEM, INC.,
a New York corporation
ALLRIGHT CORPORATION,
a Delaware corporation
APARKCO FINANCE, INC.
a Delaware corporation
APARKCO INC.,
a Delaware corporation
CPS FINANCE, INC.,
a Delaware corporation
CENTRAL PARKING SYSTEM OF PENNSYLVANIA, INC.
a Tennessee corporation



By: /s/ HIRAM A. COX
   -----------------------------------------
Name:    Hiram A. Cox
Title:   Chief Financial Officer
         of each of the foregoing Guarantors


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